                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         COMPUTER SCIENCES CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         Computer Sciences Corporation

                       Notice of Annual Meeting of Stockholders on August 14, 2000

                         The Annual Meeting of Stockholders of Computer
                       Sciences Corporation will be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 14, 2000 for the following purposes:

                         1. To elect a board of nine directors to serve for
                       the ensuing year and until their successors are elected and qualified;

                         2. To amend the Restated Articles of Incorporation to
                       increase the authorized Common Stock from 275,000,000 shares to 750,000,000 shares; and

                         3. To transact such other business as may properly
                       come before the meeting.

                         Only stockholders of record at the close of business
                       on June 16, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                         STOCKHOLDERS WHO ARE NOT ABLE TO ATTEND THE MEETING
                       PERSONALLY ARE URGED BY MANAGEMENT TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                       By Order of the Board of Directors,

                       /s/ Hayward D. Fisk
                       Hayward D. Fisk
                       Vice President, General Counsel and Secretary

                       El Segundo, California
                       June 30, 2000
[LOGO OF COMPUTER SCIENCES CORPORATION]

                         Computer Sciences Corporation
                            2100 East Grand Avenue
                         El Segundo, California 90245
                                (310) 615-0311

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The Annual Meeting of Stockholders of Computer Sciences Corporation ("CSC" or the "Company") will be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 14, 2000 for the following purposes:

    1. To elect a board of nine directors to serve for the ensuing year and until their successors are elected and qualified;

    2. To amend the Restated Articles of Incorporation to increase the authorized Common Stock from 275,000,000 shares to 750,000,000 shares; and

    3. To transact such other business as may properly come before the meeting.

  The approximate date of mailing the proxy material is June 30, 2000.

                            SOLICITATION OF PROXIES

  This Proxy Statement is furnished to stockholders of the Company in connection with the solicitation of proxies for use at the Annual Meeting. This solicitation is made by the Board of Directors of the Company and the cost of solicitation will be borne by the Company. Solicitation other than by mail may be made personally, by telephone or by facsimile, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons holding stock in their names for others, such as trustees, brokers and nominees, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. In addition, the Company has engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost to the Company of approximately $8,000, not including incidental expenses.

  The Annual Report of the Company for the fiscal year ended March 31, 2000 is being mailed to stockholders under the same cover as this Proxy Statement.

  You are requested to complete, date, sign and return the enclosed proxy to ensure that your shares will be voted. All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted in favor of the election of the nominees to the Board of Directors and in favor of the proposed amendment to the Restated Articles of Incorporation. The Company does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matter or matters are properly presented for action at the Annual Meeting, the proxy holders named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

  A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of the Company, by signing and returning a proxy bearing a later date or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting, however, will not in and of itself have the effect of revoking the proxy.

                                 VOTING RIGHTS

  Only stockholders of record at the close of business on June 16, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The issued and outstanding capital stock of the Company at that date
consisted of                      shares of Common Stock.

  The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term "broker non-vote" refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters, such as the proposed amendment to the Restated Articles of Incorporation, without instructions from the beneficial owner of the shares. The election of directors is a routine matter upon which a broker may, in the absence of instructions from the beneficial owner, exercise his or her discretion in voting the shares.

  Holders of Common Stock are entitled to one vote for each share, except that stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors. In order to exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give notice before the vote to the President or Secretary of the Company that the stockholder desires that the voting for the election of directors be cumulative.

  Under cumulative voting, each stockholder may give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of shares held by the voting stockholder, or the individual stockholder can distribute his or her votes among as many nominees as such stockholder deems appropriate. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. If the right to cumulative voting is exercised, the proxy holders named in the enclosed proxy and acting thereunder will have the discretion to cumulate votes in any manner, and to vote for less than all of the nominees indicated on any such duly executed proxy, in order to elect the maximum number of the nominees set forth in ITEM I below.

  The approval of the proposed amendment to the Restated Articles of Incorporation described in ITEM 2 below requires the affirmative vote of a majority of the total votes cast thereon, provided that the total votes cast thereon represent a majority of the outstanding shares of Common Stock.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The following table sets forth information regarding beneficial ownership of Common Stock as of June 16, 2000 by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the five executive officers of the Company named in the Summary Compensation Table on page 11, (iii) each of the directors of the Company and
(iv) all executive officers and directors of the Company, as a group. Unless otherwise indicated, each such person or group has sole voting and investment power with respect to all shares beneficially owned.

       Name and Address
         of Beneficial       Number of Shares                  Percent
          Owner(/1/)        Beneficially Owned                 of Class
       ----------------     ------------------                 --------
   DST Systems Inc.........     8,649,142(/2/)                  5.  %(/2/)
    1055 Broadway
    Kansas City, Missouri
     64105
   FMR Corp. ..............     8,978,447(/3/)                  5.  %(/3/)
    82 Devonshire Street
    Boston, Massachusetts
    02109
   Van B. Honeycutt........       832,976(/4/)                       (/4/)(/5/)
   Ronald W. Mackintosh....       152,000(/4/)                       (/4/)(/5/)
   Leon J. Level...........       162,833(/4/)                       (/4/)(/5/)
   Milton E. Cooper........       269,323(/4/)                       (/4/)(/5/)
   Edward P. Boykin........       146,900(/4/)                       (/4/)(/5/)
   Irving W. Bailey, II....        10,574(/6/)                       (/5/)
   Stephen L. Baum.........           641(/6/)                       (/5/)
   William R. Hoover.......       489,810(/7/)                       (/5/)
   Thomas A. McDonnell.....        17,538(/4/)(/6/)(/8/)             (/4/)(/5/)
   F. Warren McFarlan......         9,732(/6/)                       (/5/)
   James R. Mellor.........         6,684(/6/)                       (/5/)
   William P. Rutledge.....         2,136(/6/)                       (/5/)
   All executive officers
    and directors of the
    Company, as a group (16
    persons)...............     2,184,196(/4/)(/6/)(/8/)(/9/)       %(/4/)(/6/)

---------------------
(/1/)Unless otherwise indicated, the address of each person or group is c/o
     Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

(/2/)This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13D filed with the Securities and Exchange Commission on August 12, 1996.

(/3/)This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000 with respect to Common Stock beneficially owned as of December 31, 1999. Based upon information contained therein (i) all of such shares are also deemed to be beneficially owned by Edward C. Johnson 3d, Chairman of FMR Corp., by Abigail P. Johnson, a director of FMR Corp. and the owner of 24.5% of the outstanding voting stock of FMR Corp., and by certain members of the Johnson family, who together may be deemed to form a controlling group with respect to FMR Corp., (ii) Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp., is the beneficial owner of 8,321,394 shares of Common Stock, and FMR Corp. and Edward C. Johnson 3d each has sole dispositive power, but no voting power, with respect to these shares, and (iii) Fidelity Management Trust Company, a bank and wholly owned subsidiary of FMR Corp., in its capacity as an investment manager of institutional accounts, beneficially owns 657,053 shares of Common Stock, and FMR Corp. and Edward C. Johnson 3d each has sole dispositive power with respect to these shares, sole voting power with respect to 459,553 of these shares and no voting power with respect to 197,500 of these shares.

(/4/)With respect to Messrs. Honeycutt, Mackintosh, Level, Cooper, Boykin,
     McDonnell and all executive officers and directors as a group, includes 786,567, 110,000, 136,000, 267,000, 111,600, 15,800 and 1,521,572 shares of Common Stock, respectively, subject to options which were outstanding on June 16, 2000 and which will be exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class.

     With respect to Messrs. Honeycutt, Level, Cooper and all executive officers and directors as a group, includes 5,909, 1,855, 2,323 and 12,348 shares of Common Stock, respectively, which are held for the accounts of such persons under the Company's Matched Asset Plan and with respect to which such persons had the right, as of June 16, 2000, to give voting instructions to the Committee administering the Plan.

(/5/)Less than 1%.

(/6/)With respect to Messrs. Bailey, Baum, McDonnell, McFarlan, Mellor and
     Rutledge, includes 3,574, 641, 1,738, 4,932, 5,484 and 1,736 shares of
     Common Stock, respectively, which shares are subject to restricted stock units that were outstanding on June 16, 2000, and which shares would, pursuant to such restricted stock units, be distributed to such directors if their directorships were to terminate on August 15, 2000. These shares have been deemed to be outstanding in computing the Percent of Class.

(/7/)Mr. Hoover and his wife share voting and investment power with respect to all of such shares.

(/8/)Does not include the 8,649,142 shares of Common Stock indicated above as beneficially owned by DST Systems, Inc., of which Mr. McDonnell is President, Chief Executive Officer and a director.

(/9/)Of such 2,184,196 shares of Common Stock, the executive officers and directors, as a group, have sole voting and investment power with respect to 1,645,736 shares, and shared voting and investment power with respect to 538,460 shares.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

  The Board of Directors consists of nine directors, each of whom will stand for reelection at the Annual Meeting. Each of the nine directors to be elected at the Annual Meeting will hold office for the ensuing year and until his or her successor is elected and qualified. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of Directors of the nine nominees named below.

  The following information with respect to each person nominated for election as a director has been furnished to the Company by the nominees as of June 16, 2000.

                                                                       Director
         Name                      Business Experience(/1/)             Since
         ----                      ------------------------            --------
 Irving W. Bailey, II.... President, Bailey Capital Corporation.         1992
                          Former Chairman and Chief Executive
                          Officer of Providian Corporation. Director
                          of High Speed Access Corp. Age 59.

 Stephen L. Baum......... Vice Chairman, President and Chief             1999
                          Operating Officer of Sempra Energy. Age
                          59.

 Van B. Honeycutt........ Chairman, President and Chief Executive        1993
                          Officer of the Company. Prior thereto,
                          President and Chief Operating Officer of
                          the Company. Director of Beckman Coulter,
                          Inc. and Tenet Healthcare Corporation. Age
                          55.

 William R. Hoover....... Chairman of the Executive Committee of the     1968
                          Board of Directors of the Company. Former
                          Chairman, President and Chief Executive
                          Officer of the Company. Director of
                          Merrill Lynch & Co., Inc., Storage
                          Technology Corporation and Rofin-Sinar
                          Technologies Inc. Age 70.

 Leon J. Level........... Vice President, Chief Financial Officer        1989
                          and Director of the Company. Age 59.

 Thomas A. McDonnell..... President, Chief Executive Officer and         1997
                          Director of DST Systems, Inc. Director of
                          Euronet Services Inc., Informix
                          Corporation and BHA Group Holdings, Inc.
                          Age 54.

 F. Warren McFarlan...... Senior Associate Dean, Director of             1989
                          External Relations and Albert H. Gordon
                          Professor of Business Administration,
                          Graduate School of Business
                          Administration, Harvard University.
                          Director of Providian Financial
                          Corporation and Li & Fung Limited. Age 62.

 James R. Mellor......... Former Chairman, President and Chief           1992
                          Executive Officer of General Dynamics
                          Corporation. Director of General Dynamics
                          Corporation, Bergen Brunswig Corporation,
                          USEC Inc., Howmet International Inc. and
                          Net2Phone, Inc. Age 70.

 William P. Rutledge..... Former President, Chief Executive Officer      1997
                          and Director of Allegheny Teledyne
                          Incorporated. Chairman of Communications &
                          Power Industries, Inc. Age 58.

----------------
(/1/)Represents the nominee's principal occupation during the past five years and current directorships of publicly held companies and registered investment companies.

  No nominee for director beneficially owns 1% or more of the outstanding shares of the Company. See note 8 on page 4 above, however.

  Article III, Section 15 of the Bylaws provides that a director shall not serve beyond, and shall automatically retire at, the close of the first meeting of the Board of Directors held during the month in which such director shall become age 70; provided, however, that any person who was a director on December 6, 1996 and who was age 65 or older on such date may serve until, but shall automatically retire at, the close of the first meeting of the Board of Directors held during the month in which such director shall become age 72. If no meeting of the Board of Directors is held during such month, the director shall automatically retire as of the last day of such month. Notwithstanding the foregoing, if the Board of Directors shall determine that it is in the best interests of the Company and its stockholders for a person to continue to serve as a director for a period of time not exceeding one year after the date upon which Article III, Section 15 would otherwise require such person to retire, then such person shall not be so required to retire until the end of such period of time.

  At the previous election of directors held at the Annual Meeting of Stockholders on August 9, 1999, approximately 86% of the outstanding shares eligible to vote were represented either in person or by proxy. More than 99% of the shares present and voting at the 1999 Annual Meeting of Stockholders voted for the director nominees.

Meetings of the Board of Directors and its Committees

  During the fiscal year ended March 31, 2000, the Board of Directors held 9 meetings. The incumbent directors, while serving during the last fiscal year, attended over 95% of the meetings of the Board of Directors and the committees of the Board on which they served.

  Among the standing committees of the Board of Directors of the Company are the Audit Committee, Compensation Committee, Corporate Governance Committee and Executive Committee. The Board of Directors does not have a Nominating Committee.

  Messrs. McFarlan (Chairman), Baum and McDonnell serve as the members of the Audit Committee, which during the last fiscal year held 3 meetings. The principal duties and responsibilities of the Audit Committee are to recommend to the Board the accounting firm to be engaged as the Company's independent auditors and the terms of its engagement, and to meet with the Company's independent and internal auditors to review the scope of their audits and audit findings. None of the members of the Audit Committee is, or has ever been, an employee of the Company or any of its subsidiaries.

  Messrs. Mellor (Chairman), Bailey and Rutledge serve as the members of the Compensation Committee, whose principal function is to determine the compensation of the executive officers, and to administer the Company's stock incentive plans. During, the last fiscal year, the Compensation Committee held 2 meetings. None of the members of the Compensation Committee is, or has ever been, an employee of the Company or any of its subsidiaries.

  Messrs. Rutledge (Chairman), Baum and McFarlan serve as the members of the Corporate Governance Committee. The Corporate Governance Committee reviews the Corporation's Stockholder Rights Plan, Bylaws and any change-in-control agreements involving management of the Corporation, and recommends to the Board of Directors any changes that the it deems to be in the best interests of the Corporation's stockholders. None of the members of the Corporate Governance Committee is, or has ever been, an employee of the Company or any of its subsidiaries.

  Messrs. Hoover (Chairman), Honeycutt and Level serve as members of the Executive Committee which, within the limits of authority delegated by the full Board of Directors of the Company pursuant to standing and specific resolutions of the Board, acts on behalf of the Board. During the last fiscal year, the Executive Committee held 10 meetings.

Compensation of Directors

 Cash Compensation

  Each of the seven directors who is not an employee of the Company or any of its subsidiaries receives an annual retainer of $38,000 per year, and a meeting fee of $1,000 for each day of attendance, in person or telephonically, at a regularly scheduled Board meeting, and for each day of attendance in person at a special Board meeting. Each such director who is a member of the Audit Committee or Compensation Committee receives an additional $5,000 per year. The members of the Corporate Governance Committee receive a meeting fee of $1,000 for each day of attendance, in person or telephonically, at a meeting of such Committee.

 Restricted Stock Units

  Each of the six directors who is not, and has never been, an employee of the Company or any of its subsidiaries has received an award of restricted stock units ("RSUs"). When a holder of RSUs ceases to be a director of the Company, the RSUs are automatically redeemed for shares of Common Stock and dividend equivalents with respect to such shares. The number of shares to be delivered upon redemption is equal to 20% of the number of RSUs awarded, multiplied by the number of full years (but not in excess of five) that the holder served as a director after the date of award. At the holder's election, which must be made within 30 days after the date of the award, the RSUs may be redeemed (i) as an entirety, upon the day the holder ceases to be a director, or (ii) in substantially equal amounts upon the first five, ten or fifteen anniversaries of such termination of service.

  Messrs. Bailey, McFarlan, Mellor, McDonnell and Rutledge each received an award of 2,742 RSUs on August 11, 1997 and 274 RSUs on August 9, 1999. Mr. Baum received an award of 1,645 RSUs when he became a director on June 14, 1999 and 274 RSUs on August 9, 1999. In order to synchronize the vesting of the RSUs granted in 1999 with the vesting of those granted in 1997, the 1999 RSUs have a modified three-year vesting schedule. When the holder ceases to be a director, the number of shares to be delivered upon redemption of the 1999 RSUs is equal to 33.3% of the number awarded, multiplied by the number of full years (but not in excess of three) that he served as a director after August 11, 1999.

  Prior to August 11, 1997, nonemployee directors of the Company participated in a retirement plan that provided cash benefits for a specified period after termination of service as a director. This plan was terminated on that date with respect to the current directors. Messrs. Bailey, McFarlan and Mellor received awards of 1,836, 3,194 and 3,748 RSUs, respectively, on August 11, 1997 as a replacement for their vested benefits under the retirement plan. These RSUs were fully vested when granted--i.e., the number of shares to be delivered upon redemption will always be equal to 100% of the number of RSUs granted.

                                    ITEM 2.

            PROPOSED INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

  The Restated Articles of Incorporation currently provide that the Company's authorized capital stock shall consist of 275,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. No shares of Preferred Stock are
outstanding. As of the close of business on June 16, 2000,      shares of
Common Stock were outstanding and      shares were reserved for issuance upon
the exercise of outstanding stock options.

  The Board of Directors has recommended that the Restated Articles of Incorporation be amended to increase the number of authorized shares of Common Stock to 750,000,000. The form of the proposed amendment to the Restated Articles of Incorporation is attached as Annex A to this Proxy Statement.

  The Board of Directors believes that the proposed increase in the authorized shares of Common Stock is important in order to preserve CSC's flexibility to take advantage of corporate opportunities that may require it to issue shares of Common Stock from time to time. For example, the Company may utilize a portion of the available shares to effect a stock split in the form of a stock dividend, such as the 2-for-1 Common Stock split effected March 23, 1998, if, in the discretion of the Board, a stock split is desirable in light of the prices at which the Common Stock is then trading. The Board of Directors believes that the continued availability of additional shares of Common Stock (without the delay and cost of calling a special stockholders' meeting) is advisable in order to provide CSC with the flexibility to take advantage of opportunities to issue Common Stock to obtain capital, as consideration for acquisitions or for other purposes.

  There are at present no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock. If any plans, understandings, arrangements or agreements are made concerning the issuance of any such shares, holders of the then outstanding shares of the Company's capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such issuance, the law applicable thereto, the policy of the New York Stock Exchange and the judgment of the Board of Directors regarding the submission thereof to the stockholders.

  Although it is not presently contemplated that such additional shares of Common Stock would be issued for the purpose of making the acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly, the Board of Directors reserves its right (if consistent with its fiduciary responsibilities) to issue Common Stock for such purpose or to such effect.

  The Board of Directors has unanimously approved and recommends a vote FOR the proposed amendment of the Restated Articles of Incorporation.

                            EXECUTIVE COMPENSATION

Report of Compensation Committee on Annual Compensation of Executive Officers

 General

  The Company's executive compensation program is designed to provide competitive levels of compensation and long-term incentives based on the Company's performance, and includes base salary, annual incentive awards and stock option grants. At the election of the executive officer, the annual incentive award may be paid in the form of cash or stock options, or may be deferred. The Company has also adopted various employee benefit plans, including retirement plans, health plans, insurance plans and others, in which executive officers are eligible to participate.

  Executive compensation levels and the mix of pay components (base salary and short-term and long-term incentives) are determined by the Compensation Committee. An executive's base salary and stock option awards are based primarily upon his or her position and long-term contribution to the Company. The annual incentive award is based primarily upon the performance of the executive's business unit compared to prior year performance and established annual goals. Performance factors include revenue, earnings before interest and taxes ("EBIT"), EBIT margin, operating days' sales outstanding ("DSO") and earnings per share ("EPS"), as well as specific individual achievements. The Compensation Committee also considers qualitative factors such as experience and length of service with the Company in determining compensation amounts.

  In addition, the Compensation Committee considers executive compensation data from comparable companies. CSC retained Hewitt Associates, a recognized international compensation consulting firm, to conduct a study of executive compensation at 12 publicly-held companies reflecting the Company's business mix, primarily in the information technology and services industries. The annual revenues of the companies in this comparator group ranged from $1-87 billion. The study covered each of the pay components and included regression analysis on the 50th and 75th percentile pay levels.

  Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1,000,000 paid to the Chief Executive Officer or the four other most highly compensated executive officers of the Company. The Company's executive compensation program takes into account such potential limitations on tax deductions, but does not require that all compensation qualify for exemption from Section 162(m).

  The Compensation Committee believes that the Company's executive compensation program allows the Company to attract and retain outstanding executives in the information technology field and is well structured to align management's and stockholders' interest in the enhancement of stockholder value through stock ownership programs and incentive programs based on performance and stock value.

 Relationship of Company Performance to Executive Compensation

  Fiscal year 2000 compensation was determined on an individual basis in accordance with the policies and programs described above. Fiscal year 2000 revenue was $9.4 billion, up 15.5% over the prior fiscal year; EBIT before special items was $693 million, up 21.7%; EBIT margin was 7.4%, compared to 7.0%; DSO increased to 73 from 72; and EPS was $2.55, up 20.3% before special items. These results were considered strong and compared favorably to the results of the Company's comparator group.

 Fiscal Year 2000 Stock Option Grants

  The Company granted stock options to various executive officers during fiscal year 2000, including each of the five Named Executive Officers, as shown in the Option Grants in Last Fiscal Year table on page 12.

 Chief Executive Officer Compensation

  The Company has entered into an Employment Agreement with Mr. Honeycutt, the terms and conditions of which are described on page 14. For fiscal year 2000, Mr. Honeycutt's base salary was increased 5% to

$1,040,000, and he was awarded 250,000 stock options (not including options awarded in lieu of the cash bonus he earned during the fiscal year). In determining Mr. Honeycutt's compensation for fiscal year 2000, the Committee reviewed the compensation of chief executive officers at the comparator companies. The Committee also considered the Company's financial performance for fiscal year 1999, Mr. Honeycutt's individual performance during that year and his long-term contributions to the success of the Company. During fiscal year 1999 (excluding the effect of the November 16, 1999 acquisition of Nichols Research Corporation, which was accounted for as a pooling of interests), revenue growth of 16.0%, EBIT growth of 18.0%, EBIT margin of 7.1%, DSO of 70, and growth in EPS (before special items) of 22.7% were considered strong results.

  As of June 16, 2000, Mr. Honeycutt had options to purchase an aggregate of 1,612,922 shares of CSC Common Stock and beneficially owned 832,976 shares of CSC Common Stock, including 786,567 shares underlying options which will be exercisable on or prior to August 15, 2000.

 Conclusion

  The Committee believes that this executive compensation program serves the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to motivate executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders.

  We will continue to address the effectiveness of the Company's total compensation program to meet the needs of the Company and serve the interests of its stockholders.

                                          James R. Mellor
                                          Irving W. Bailey, II
                                          William P. Rutledge

Summary Compensation Table

  The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended March 31, 2000, April 2, 1999 and April 3, 1998.

                                                          Long-Term
                               Annual Compensation       Compensation
                              ----------------------     ------------        All Other
Name and Principal            Salary(/1/) Bonus(/2/)     Options(/3/)    Compensation(/4/)
Position                 Year     ($)        ($)             (#)                ($)
------------------       ---- ----------- ----------     ------------    -----------------
Van B. Honeycutt........ 2000  1,036,154          (/5/)    282,674(/5/)       30,408
 Chairman, President and 1999    980,793          (/5/)    235,522(/5/)       27,473
 Chief Executive Officer 1998    903,058   900,000         200,000             7,825

Ronald W. Mackintosh.... 2000    528,649   522,994          30,000            64,459
 Corporate Vice
  President and          1999    494,503   398,083          25,000            52,893
 President, European
  Group                  1998    450,909   375,037          40,000            51,421

Leon J. Level........... 2000    430,950   430,800          20,000             8,996
 Corporate Vice
  President and          1999    405,959   326,400          20,000             6,131
 Chief Financial Officer 1998    387,054   267,000          30,000             3,498

Milton E. Cooper........ 2000    427,846   212,200(/5/)     29,481(/5/)        8,054
 Corporate Vice
  President and          1999    400,231   321,600          20,000             6,367
 President, Federal
  Sector                 1998    381,644   239,000          40,000             4,090

Edward P. Boykin........ 2000    428,723          (/5/)     38,921(/5/)       17,650
 Corporate Vice
  President and          1999    386,446   310,720          20,000             9,626
 President, Financial
  Services Group         1998    364,015   254,100          40,000             7,732

--------------------
(/1/)The amounts shown reflect all salary earned during the covered fiscal year.

(/2/)Bonuses earned during any fiscal year are determined and paid in the following fiscal year pursuant to the Annual Incentive Plan. Payment of such bonuses may be deferred by Messrs. Honeycutt, Level, Cooper and Boykin pursuant to the Deferred Compensation Plan, or by Mr. Mackintosh pursuant to the European Capital Accumulation Plan. The amounts shown reflect all bonuses earned during the covered fiscal year, whether or not payment thereof was deferred.

(/3/)The amounts shown reflect the aggregate number of shares underlying stock options granted during the covered fiscal year. All amounts have been adjusted to reflect the effect of the 2-for-1 stock split in the form of a 100% stock dividend paid on March 23, 1998.

(/4/)The amounts shown for Messrs. Honeycutt, Level, Cooper and Boykin include preferential interest (that portion of interest considered to be at above-market rates pursuant to the rules of the Securities and Exchange Commission) accrued under the Deferred Compensation Plan as follows: (a) fiscal year 2000--$27,835, $6,497, $5,557 and $15,102, respectively; (b)
     fiscal year 1999--$25,198, $3,859, $4,106 and $7,348, respectively; and
     (c) fiscal year 1998--$5,001, $1,025, $1,492 and $5,199, respectively.

     The balance of the amounts shown reflect contributions by the Company to U.S. and U.K. defined contribution plans. Messrs. Honeycutt, Level, Cooper and Boykin participate in a U.S. defined contribution plan that provides for a Company contribution equal to 50% of the first 3% of base salary (not in excess of the maximum base salary specified in the Internal Revenue Code--$170,000 for calendar year 2000) contributed by the employee. Messrs. Honeycutt, Level, Cooper and Boykin also participate in defined benefit plans. See "Defined Benefit Plans" on page 13. Mr. Mackintosh, who does not participate in a defined benefit plan, participates in a U.K. defined contribution plan that provided for a Company contribution equal to 100% of the first 8% of pensionable salary (base salary plus an allowance for bonus) contributed by the employee. In fiscal years 2000, 1999 and 1998, the Company's contribution was equal to 7%, 7% and 7%, respectively, of his pensionable salary.

(/5/)The amounts shown in the Options column for Messrs. Honeycutt, Cooper and Boykin in fiscal year 2000 include 32,674, 4,481 and 8,921 shares, respectively, underlying stock options granted in lieu of 100%, 50% and 100% of the cash bonus of $1,547,500, $424,400 and $422,480, respectively, they earned during such fiscal year. Each of these stock options, which were granted approximately one month after fiscal year-end, have an exercise price of $19.73 per share (25% of the market value per share on the date of grant), and become exercisable to purchase one-third of the underlying shares on each of the first three anniversaries of the option grant date.

     In addition, the amounts shown in the Options column for Mr. Honeycutt in fiscal year 1999 include 35,522 shares underlying a stock option granted in lieu of the cash bonus of $1,237,500 he earned during such fiscal year. This stock option, which was granted approximately one month after fiscal year-end, has an exercise price of $14.52 per share (25% of the market value per share on the date of grant), and becomes exercisable to purchase one-third of the underlying shares on each of the first three anniversaries of the option grant date.

Option Grants in Last Fiscal Year

  The following table sets forth information concerning stock options granted to the Named Executive Officers during the fiscal year ended March 31, 2000. No stock appreciation rights were granted in such fiscal year.

                                       Individual Grants
                         -------------------------------------------------
                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                             Annual Rates of
                                                                               Stock Price
                                          Percent of                         Appreciation for
                                         Total Options Exercise              Option Term(/3/)
                           Options        Granted to   or Base             --------------------
                         Granted(/1/)    Employees in   Price   Expiration    5%        10%
Name                         (#)          Fiscal Year  ($)/sh.     Date       ($)       ($)
----                     ------------    ------------- -------- ---------- --------- ----------
Van B. Honeycutt........   250,000(/1/)      8.95       58.06    05/10/09  9,128,799 23,134,168
                            35,522(/2/)      1.27       14.52    05/10/09  2,843,965  4,833,960
Ronald W. Mackintosh....    30,000(/1/)      1.07       58.06    05/10/09  1,095,456  2,776,100
Leon J. Level...........    20,000(/1/)      0.72       58.06    05/10/09    730,304  1,850,733
Milton E. Cooper........    25,000(/1/)      0.90       58.06    05/10/09    912,880  2,313,417
Edward P. Boykin........    30,000(/1/)      1.07       58.06    05/10/09  1,095,456  2,776,100

---------------------
(/1/)These nonqualified stock options have an exercise price equal to the market value of the underlying shares on the date of grant, and become exercisable to purchase 20% of the underlying shares on each of the first five anniversaries of the date of grant of the option.

(/2/)This nonqualified stock option was granted to Mr. Honeycutt in lieu of a cash bonus for fiscal year 1999. (See Note (5) to the Summary Compensation Table on page 11) The option has an exercise price equal to 25% of the market value of the underlying shares on the date of grant, will become exercisable to purchase one-third of the underlying shares on each of the first three anniversaries of the date of grant of the option.

(/3/)Amounts shown reflect the potential realizable value of each grant of stock options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the expiration date at an annualized rate of 5% or 10%. These potential values are reported in order to comply with Securities and Exchange Commission requirements, and the Company cannot predict whether these values will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

  The following table sets forth information concerning the value of unexercised in-the-money stock options held by the Named Executive Officers on March 31, 2000.

                                                 Number of Unexercised     Value of Unexercised
                                                Options at Fiscal Year    In-the-Money Options at
                           Shares                         End              Fiscal Year End(/1/)
                          Acquired     Value   ------------------------- -------------------------
                         on Exercise Realized  Exercisable Unexercisable Exercisable Unexercisable
Name                         (#)        ($)        (#)          (#)          (#)          ($)
----                     ----------- --------- ----------- ------------- ----------- -------------
Van B. Honeycutt........   24,000    1,267,500   634,726      645,522    37,189,557   21,403,179
Ronald W. Mackintosh....   46,000    2,640,483    81,000       90,000     4,334,292    2,979,125
Leon J. Level...........   16,800      990,100   126,000       64,000     7,666,250    2,109,375
Milton E. Cooper........        0            0   240,000       81,000    15,448,750    2,769,813
Edward P. Boykin........        0            0    83,600       88,000     4,415,075    2,946,375

---------------------
(/1/)The amounts shown reflect the spread between the exercise price and the market value of the underlying shares of Common Stock on March 31, 2000 (based on the $79.125 closing price of Common Stock on that date reported on the Composite Tape for New York Stock Exchange listed companies).

Defined Benefit Plans

  Messrs. Honeycutt, Level, Cooper and Boykin participate in the Pension Plan and the Supplemental Executive Retirement Plan (the "SERP"). Mr. Mackintosh does not participate in either Plan.

 Pension Plan

  The Pension Plan is a contributory, career average defined benefit plan. Benefits are determined based on the participant's average base salary during all years of participation, although employees who participated in the Pension Plan prior to January 1, 1987 received an update of the benefits earned to that date based on their average base salary for the five years ended December 31, 1986. There is no deduction for Social Security or other offset amounts, and base salary does not include any bonus, overtime or shift differential compensation.

  Pursuant to Internal Revenue Code requirements, the maximum base salary covered by the Pension Plan is limited each year. For calendar year 2000, the maximum base salary is $170,000. The excess benefit that would be payable under the Pension Plan absent these limitations (the "Excess Benefit"), is paid under the SERP to persons who participate in both Plans, as described in the following section.

  Normal retirement under the Pension Plan is age 65 or older, and there is a 6% reduction in benefits for each year by which a participant's age at retirement is less than 65. Assuming no increase in base salary, the estimated annual benefit under the Pension Plan and the Excess Benefit restoration provision of the SERP, on a single life annuity basis, payable to Messrs. Honeycutt, Level, Cooper and Boykin at age 65 is $369,253, $133,659, $115,379 and $121,056, respectively.

 Supplemental Executive Retirement Plan

  The SERP provides retirement benefits to certain designated officers and key executives of the Company who satisfy its minimum service requirements. It provides two types of benefits: (i) as described above, an Excess Benefit restoration, which restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits on the base salary used to compute those benefits ($170,000 in calendar year 2000), is provided for SERP participants who also participate in the Pension Plan, and (ii) as described below, an Additional Benefit is provided for all SERP participants.

  The Additional Benefit is payable to the participant for his or her lifetime in an annual amount equal to 50% of the average of the participant's highest three (of the last five) annual base salaries, with a deduction of 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the death of the participant, a spousal benefit of 50% of the participant's benefit is generally payable for the spouse's lifetime.

  Payment of the Additional Benefit commences upon normal retirement at age 62 or older, or, in the sole discretion of the Chief Executive Officer, upon early retirement at age 61 or younger. Except as set forth in the following paragraph, the amount of the Additional Benefit payable will be reduced by 5% for each year by which the participant's age at retirement is less than 62, and by 1/12 for each year by which the participant's period of continuous employment is less than 12 years.

  If there were a Change in Control (as defined) and a participant either (i) had an involuntary termination of employment, or a voluntary termination of employment for Good Reason (as defined), within three years thereafter or (ii) had any voluntary termination of employment more than one but within three years thereafter, then payment of the Additional Benefit would commence upon such termination of employment and would be calculated as if the participant were age 62 or older and had at least 12 years of continuous employment.

  For the fiscal year ended March 31, 2000, the base salary covered by the SERP for Messrs. Honeycutt, Level, Cooper and Boykin was $1,036,154, $430,950, $427,846 and $428,723, respectively. Assuming no increase in base salary, the estimated annual Additional Benefit, on a single life annuity basis, payable to Messrs. Honeycutt, Level, Cooper and Boykin upon retirement at age 62 is $502,993, $200,403, $186,644 and $199,381, respectively.

Severance Plan

  Messrs. Honeycutt, Mackintosh, Level, Cooper and Boykin also participate in the Severance Plan for Senior Management and Key Employees (the "Severance Plan"), which provides certain benefits to participants in the event of a change in control of the Company.

  If there were a Change in Control (as defined) and any of them either (i) had a voluntary termination of employment for Good Reason (as defined) within two years thereafter or (ii) had an involuntary termination of employment, other than for death, disability or cause, within three years thereafter, then he would receive a one-time payment and medical benefits during a specified period after termination. Mr. Honeycutt would also be entitled to a one-time payment and medical benefits if he had a voluntary employment termination, with or without cause, during the thirteenth month following a Change in Control.

  The amount of the one-time payment is equal to a multiple of the participant's then-current annual base salary, plus the average annual incentive bonus paid or determined with respect to the three fiscal years preceding the participant's termination of employment. The multiple is two for Messrs. Mackintosh, Level, Cooper and Boykin, and three for Mr. Honeycutt. The number of years after termination of employment during which a participant would receive medical benefits is equal to the applicable multiple (two or three).

  In addition, the Severance Plan provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a Change in Control.

Employment Agreement

  Pursuant to an Employment Agreement dated as of May 1, 2000, the Company has agreed to employ Mr. Honeycutt as its Chairman and Chief Executive Officer at a minimum annual base salary of $1,040,000. Mr. Honeycutt will report directly to the Board of Directors, and his salary will be subject to annual review and adjustment by the Board. Mr. Honeycutt will participate in the Company's employee benefits plans and its bonus, stock option and other incentive compensation plans on terms no less favorable than those applying to other senior officers of the Company.

  If Mr. Honeycutt's employment is terminated for disability or by death, he or his estate will receive: (1) base salary through the date of termination;
(2) a pro rata annual bonus based upon his maximum bonus opportunity for such year; (3) immediate vesting of all long term incentive awards; and (4) immediate vesting of all stock options and restricted stock.

  If Mr. Honeycutt resigns for Good Reason (as defined) or is terminated by the Company without Cause (as defined), he will receive: (1) base salary through the date of termination; (2) a pro rata annual bonus based upon his maximum bonus opportunity for such year; (3) immediate vesting of all long term incentive awards; (4) immediate vesting of all stock options and restricted stock that would otherwise have vested within the following three years, and extension of the stock option exercise period until the earlier of the option expiration date or the third anniversary of the employment termination date; (5) a severance payment in an amount equal to the product of
(a) the number of years (including fractions thereof), but not in excess of three, by which the termination date precedes his 62nd birthday, multiplied by
(b) the sum of his annual base salary, as in effect immediately prior to termination, plus his average annual bonus paid, deferred or determined during the three most recent fiscal years for which bonuses were determined; (6) continuation of all health and welfare benefits for the number of years (including fractions thereof), but not in excess of three, by which the termination date precedes his 62nd birthday; and (7) SERP retirement or early retirement benefits calculated as if he had terminated employment at an age equal to the lesser of (a) 62 or (b) the sum of his actual age plus three.

  The initial four-year term of the Employment Agreement will automatically be extended for one additional four-year term unless the Company or Mr. Honeycutt gives written notice to the other, at least 60 days prior to the expiration of such term, of an intention not to extend. Any such notice by the Company will be treated as a termination without Cause, unless the Company can establish grounds that would justify a termination for Cause.

Comparison of Cumulative Total Return

  The following graph demonstrates the performance of the cumulative total return on Common Stock during the previous five fiscal years in comparison to the cumulative total return on the Standard & Poor's 500 Stock Index and the Goldman Sachs Technology Services Index.

                       [PERFORMANCE GRAPH APPEARS HERE]

Indexed Return (1995 = 100)*

                                     Return  Return  Return  Return  Return
                                      1996    1997    1998    1999    2000   CAGR
                                     ------  ------  ------  ------  ------  -----
CSC Common Stock.................... 42.53%  -11.72% 77.07%   0.34%  43.37%  26.23%
S&P 500 Index....................... 32.10%   19.82% 48.00%  18.46%  17.94%  26.76%
Goldman Sachs Technology Services
 Index.............................. 42.06%   -5.52% 45.25%   6.73%  17.29%  19.53%

--------------------
* Assumes $100 invested on April 1, 1995 in Computer Sciences Corporation Common Stock, the S&P 500 Index, and the Goldman Sachs Technology Services Index. Indexed amounts and return percentages assume a March 31 fiscal year end.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  DST Systems, Inc. provides data processing and consulting services and licenses certain software products to the Company. During fiscal year 2000, the Company incurred aggregate expenses of $28,617,934 related thereto. DST Systems, Inc. beneficially owns 5. % of the outstanding Common Stock, and Thomas A McDonnell, President, Chief Executive Officer and Director of DST Systems, Inc., is a Director of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of information furnished to CSC, reports filed through CSC and representations that no other reports were required, during the fiscal year ended March 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in a timely manner with one exception: Paul T. Tucker acquired 84 shares of Common Stock upon the conversion of 200 shares of common stock of Nichols Research Corporation ("NRC") in the merger of a wholly owned subsidiary of CSC into NRC on November 16, 1999. Due to an oversight, this was not reported until December 15, 1999.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  It has been the practice of the Company to engage Deloitte & Touche LLP for annual audit services upon approval by either the Audit Committee or the Board of Directors. Deloitte & Touche LLP has acted as the Company's independent public accountant for more than 37 years and will act in that capacity during the current fiscal year. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if desired and will be available to respond to appropriate questions. The engagement of Deloitte & Touche LLP for non-audit services is approved by the Vice President and Chief Financial Officer of the Company.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder who wishes to present a proposal to the Company's 2001 Annual Meeting of Stockholders must either: (i) submit the proposal to Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, Attention: Secretary, not later than March 2, 2001, in which case the proposal will be included, if appropriate, in the Company's proxy statement and form of proxy relating to its 2001 Annual Meeting; or (ii) give notice of such proposal to the Company in the manner prescribed in the Company's Bylaws, which notice must be delivered to, or mailed and received by the Company at the foregoing address between March 17, 2001 and April 16, 2001, in which case the proposal will not be included in the Company's proxy statement and form of proxy relating to its 2001 Annual Meeting.

                                 OTHER MATTERS

  The Management of the Company knows of no other business to be presented at the meeting. If, however, other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Hayward D. Fisk
Vice President, General Counsel and Secretary

June 30, 2000

                                                                     APPENDIX A

            FORM OF RESOLUTION TO BE ADOPTED BY THE STOCKHOLDERS OF
              COMPUTER SCIENCES CORPORATION AT ITS ANNUAL MEETING
                         TO BE HELD ON AUGUST 14, 2000

  RESOLVED, that, the first paragraph of Article FOURTH of the Corporation's Restated Articles of Incorporation be, and it hereby is, amended to read in its entirety as follows:

  "FOURTH. The total number of shares of capital stock which may be issued by the corporation is seven hundred fifty-one million (751,000,000) shares, of which seven hundred fifty million (750,000,000) shares shall be Common Stock of the par value of one dollar ($1.00) per share (hereinafter referred to as the "Common Stock"), and one million (1,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share (hereinafter referred to as the "Preferred Stock")."

                ANNUAL MEETING OF STOCKHOLDERS, AUGUST 14,200O

     The undersigned hereby appoints VAN B. HONEYCUTT, LEON J. LEVEL and HAYWARD
D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 14, 2000, and at any adjournment thereof, upon the election of directors and any other matter properly coming before the meeting.

     If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

     This card also provides voting instructions for shares, if any, held in the Company's employee benefit plans.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSED CHARTER AMENDMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                     PROXY

      Please sign on the reverse side of this card and return promptly to Midtown Station, P.O. Box 958 New York, New York 10138-0812

If you do not sign and return a Proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --


                                                         Please mark your
                                                         votes as indicated
                                                         in this example [X]


                                                                           WITHHOLD
                                                                           AUTHORITY to
                                              FOR all nominees             vote for all
1. To elect nominees to the CSC             (except as marked to            nominees
   Board of Directors.                         the contrary)             listed below

                                                   [_]                        [_]


                  FOR          AGAINST        ABSTAIN
                  [_]            [_]            [_]

2. To amend the Restated Articles of Incorporation to increase the authorized
Common Stock from 275,000, OOO shares to 750,000, OOO shares (the "Proposed
Charter Amendment").

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


INSTRUCTIONS:
To withhold authority to vote for any individual nominee, strike out that nominee's name in the list below.

Nominees:
Irving W. Bailey, II, Stephen L. Baum, Van B. Honeycutt,
William R. Hoover, Leon J. Level, Thomas A. McDonnell,
F. Warren McFarlan, James R. Mellor and William P. Rutledge.






                                               Dated:____________________ 2000


                                               ------------------------------
                                                      Signature

                                               ------------------------------
                                                      Signature


                                                Please date, sign and return
                                                this Proxy promptly whether or
                                                not you plan to attend the
                                                meeting. If signing for a
                                                corporation or partnership, or
                                                an agent, attorney or fiduciary,
                                                indicate the capacity in which
                                                you are signing. If you do
                                                attend the meeting and elect to
                                                vote by ballot, such vote will
                                                supersede this Proxy.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR
VOTE

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                  IMPORTANT NOTICE TO SHAREHOLDERS

    RETURNING YOUR COMPLETED PROXY CARD PREVENTS ESCHEATMENT

Most states have escheat laws which require CSC to transfer shareholder accounts when they meet that state's criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the shareholder's possession is cancelled on the records of CSC's transfer agent. While the specified number of years varies by state, escheatment generally occurs when CSC mail addressed to you is continually returned undelivered and there is no other contact for a three year period. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds for its sale.

Therefore, it is very important that you return your voted proxy card to CSC and that CSC has your current address. If you have moved, please provide your new address to CSC's transfer agent: ChaseMellon Shareholder Services, PO. Box 3315,
South Hackensack, New Jersey 07606, telephone 800.526.0801. Please inform ChaseMellon if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC shareholder services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify their local Human Resources representative of any address change.

           ANNUAL MEETING OF STOCKHOLDERS, AUGUST 14,200O

   The undersigned hereby appoints VAN 8. HONEYCUTT, LEON J. LEVEL and HAYWARD
D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 14, 2000, and at any adjournment thereof, upon the election of directors and any other matter properly coming before the meeting.

   If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

   This card also provides voting instructions for shares, if any, held in the Company's employee benefit plans

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSED CHARTER AMENDMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                PROXY
If you do not sign and return a Proxy, or attend the meeting and vote by ballot, your shares cannot be voted.
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

                                                         Please mark your
                                                         votes as indicated
                                                         in this example [X]


                                                                          WITHHOLD
                                                                          AUTHORITY to
                                              FOR all nominees            vote for all
1. To elect nominees to the CSC             (except as marked to            nominees
   Board of Directors.                         the contrary)             listed below

                                                   [_]                        [_]


                  FOR          AGAINST        ABSTAIN
                  [_]            [_]            [_]

2. To amend the Restated Articles of Incorporation to increase the authorized Common Stock from 275,000, OOO shares to 750,000, OOO shares (the "Proposed Charter Amendment").

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


INSTRUCTIONS:
To withhold authority to vote for any individual nominee, strike out that nominee's name in the list below.

Nominees:
Irving W. Bailey, II, Stephen L. Baum, Van B. Honeycutt,
William R. Hoover, Leon J. Level, Thomas A. McDonnell,
F. Warren McFarlan, James R. Mellor and William P. Rutledge.






                                               Dated:____________________ 2000


                                               ------------------------------
                                                      Signature

                                               ------------------------------
                                                      Signature


                                                Please date, sign and return
                                                this Proxy promptly whether or
                                                not you plan to attend the
                                                meeting. If signing for a
                                                corporation or partnership, or
                                                an agent, attorney or fiduciary,
                                                indicate the capacity in which
                                                you are signing. If you do
                                                attend the meeting and elect to
                                                vote by ballot, such vote will
                                                supersede this Proxy.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTE
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